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                                                                   Exhibit 10.14

May 20, 1997





Harry B. Watkins
Vice President -
Technical Marketing & Tubular Group
RMI Titanium Company
1000 Warren Avenue
Niles, Ohio  44446-0269

Dear Mr. Watkins:

This Letter Agreement sets forth the basis upon which I have been authorized by the Board of Directors of RMI Titanium Company ("Company") to continue your employment in the officer position described in Paragraph 1 below for the Employment Period (as hereinafter defined). The "Employment Period" shall initially be the period June 1, 1997 through May 31, 2000; provided, however, that on June 1, 2000 and each June 1 thereafter, the Employment Period shall automatically be extended for one additional year unless, not later than the immediately preceding February 1, either you or the Company shall have given written notice to the other that you or it does not wish to extend the Employment Period; and provided further that the Employment Period shall terminate automatically when you attain age sixty-five (65). In the event this Letter Agreement is terminated for any reason other than your death, your obligations as set forth in Paragraph 9 shall survive and be enforceable notwithstanding such termination. This Letter Agreement supersedes and replaces in its entirety the Letter Agreement between you and the Company dated January 21, 1997.

         1. During the Employment Period, you will serve as Vice President, Technical Marketing & Tubular Group, of the Company (or on any other officer position within the Company to which you may hereafter be elected by the Company's Board of Directors), performing all duties and functions appropriate to that office, as well as such additional duties as the Company's Executive Vice President & Chief Financial Officer or Board of Directors may, from time to time, assign to you. During the Employment Period, you will devote your full time and best efforts to the performance of all such duties.



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Mr. Harry B. Watkins
May 20, 1997
Page 2

         2. During the Employment Period, the Company will pay you, in equal monthly installments, as compensation for your services an annual salary of $130,000.00. This annual salary may be increased from time to time in the sole discretion of the Company, but may only be decreased by the Company with your written consent. Such annual salary, whether increased or decreased, shall constitute your "Base Salary". In addition, you may be awarded such bonuses as the Board of Directors of the Company determines to be appropriate under the Company's Annual Incentive Compensation Plan or any successor bonus plan. You will also be eligible to participate in the Company's 1995 Stock Plan, or any successor stock plan.

         3. In the event of your death during the Employment Period, your right to all compensation under this Letter Agreement allocable to days subsequent to your death shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of your death.

         4. In the event you become physically or mentally disabled, in the sole judgment of physicians selected by the Company's Board of Directors, such that you cannot perform the duties and functions contracted for pursuant to this Letter Agreement, and should such disability continue for at least 180 consecutive days (or in the judgment of such physicians, be likely to continue for at least 180 consecutive days), the Company may terminate your employment upon written notice to you. If your employment is terminated because of physical or mental disability, your right to all compensation under this Letter Agreement allocable to days subsequent to such termination shall terminate and no further payments shall be due to you, your personal representative, or your estate, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination.

         5. The Company may, upon written notice to you fixing the date of termination, terminate your services during the Employment Period for Cause, (as Cause is defined in Paragraph 7(c) below). In such event, your right to receive continued compensation under this Letter Agreement will terminate and no further installments will be paid to you, except for that portion, if any, of your Base Salary that is accrued and unpaid upon the date of termination.



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Mr. Harry B. Watkins
May 20, 1997
Page 3

         6. In addition to your annual Base Salary as set forth in Paragraph 2 above, you will be entitled in each calendar year to a vacation with pay in accordance with the vacation policies of the Company. You will also be entitled to: (1) participate in all of the Company's existing and future employee benefit programs applicable to officers of the Company in accordance with the terms of such benefit program plan documents; (2) receive one comprehensive physical examination, at Company expense, in each calendar year, such examination to be conducted by the Cleveland Clinic or comparable facility and provided in accordance with terms and conditions comparable to those applicable to medical examinations for USX executive officers; and (3) tax preparation and financial planning advice under terms and conditions comparable to those applicable to USX executive management.

         7.       Change of Control Provisions

                  (a) For purposes of this Letter Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported by it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (1) Any person (within the meaning of that term as used in Sections 13(d) and 14(d) of the Exchange Act (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (i) the Company or any of its majority-owned subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of


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Mr. Harry B. Watkins
May 20, 1997
Page 4

                                    the Company in substantially the same
                                    proportions as their ownership of stock of the Company, (v) USX Corporation; or

                           (2) The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of the Company; individuals who, on the date hereof, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved, or

                           (3)      There is consummated a merger or
                                    consolidation of the Company or a subsidiary thereof with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation, (or the parent of such surviving entity) or the shareholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

                  (b) If any of the events described above constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Paragraph 7(f) hereof upon the termination of your employment during the term of this Letter Agreement unless such termination is
                           (i) because of your death or disability, (ii) by the Company for Cause, (iii) by you other than for Good Reason, or (iv) on or after the date that you


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Mr. Harry B. Watkins
May 20, 1997
Page 5

                           attain age sixty-five (65). In the event your employment with the Company is terminated for any reason prior to the occurrence of a Change in Control, you shall not be entitled to any benefits under this Paragraph 7; provided, however, that if your employment is terminated prior to a Change in Control without Cause at the direction of a person who has entered into an agreement with the Company, the consummation of which will constitute a Change in Control, your employment shall be deemed to have terminated following a Change in Control. Your entitlement to benefits under any of the Company's retirement plans will not adversely affect your rights to receive payments hereunder.

                  (c) Termination by the Company of your employment for "Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from termination by you for Good Reason), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) days of receiving such demand,
                           (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) your conviction of any felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Company. For purposes of this paragraph, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

                  (d) For purposes of this Letter Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

                           (1) The assignment to you of duties inconsistent with your position immediately prior to the Change in Control;




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Mr. Harry B. Watkins
May 20, 1997
Page 6

                           (2) A reduction or alteration in the nature of your position, duties, status or responsibilities from those in effect immediately prior to the Change in Control;

                           (3) The failure by the Company to continue in effect any of the Company's employee benefit plans, programs, policies, practices or arrangements in which you participate (or substantially equivalent successor or replacement employee benefit plans, programs, policies, practices or arrangements) or the failure by the Company to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control;

                           (4) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Letter Agreement;

                           (5) Any purported termination by the Company of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subparagraph
                                    (e) below, and for purposes of this Letter
                                    Agreement, no such purported termination shall be effective; and

                           (6) The Company's requiring you to be based at a location in excess of fifty (50) miles from the location where you are based immediately prior to the Change in Control.

                  (e) Any termination by the Company for Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Letter Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Letter Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.




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Mr. Harry B. Watkins
May 20, 1997
Page 7

                  (f) Following a Change in Control of the Company, as defined above, upon termination of your employment you shall be entitled to the following benefits:

                           (1) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

                           (2) If your employment terminates by reason of your death or disability, your benefits shall be determined in accordance with Paragraphs 3 and 4 of this Letter Agreement and the Company's retirement, survivor's benefits, insurance and other applicable programs and plans, then in effect.

                           (3) If your employment by the Company shall be terminated (i) by the Company other than for Cause, your death or disability, or (ii) by you for Good Reason, you shall be entitled to the benefits (the "Severance Payments") provided in Paragraphs 7(f)(3), (i), (ii),
                                    (iii), (iv) and (v) following, which
                                    Severance Payments shall be in lieu of and cancel any further rights you have to receive any Base Salary that would be otherwise due under Paragraph 2 of this Letter Agreement:

                                    (i)    The Company shall pay you your full
                                           Base Salary through the date of
                                           termination at the rate in effect at
                                           the time Notice of Termination is
                                           given;

                                    (ii)   The Company will pay as severance
                                           benefits to you, not later than the
                                           fifth day following the date of
                                           termination, a lump sum severance
                                           payment (the "Severance Payment")
                                           equal to the product of (1) a
                                           fraction, the numerator of which is
                                           equal to the lesser of (x)
                                           twenty-four (24) or (y) the number of
                                           full and partial months existing
                                           between the date


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Mr. Harry B. Watkins
May 20, 1997
Page 8
                                           of termination and your sixty-fifth
                                           (65th) birthday and the denominator
                                           of which is equal to twelve (12),
                                           and (2) the sum of (x) your annual
                                           Base Salary in effect immediately
                                           prior to the occurrence of the
                                           circumstances giving rise to such
                                           termination, and (y) the amount, if
                                           any, of the arithmetic average of
                                           the annual bonuses awarded to you
                                           under any annual bonus plan of the
                                           Company calculated using the two (2)
                                           years immediately preceding date of
                                           termination;

                                    (iii)  The Options previously issued to you
                                           under any option or incentive plan of
                                           the Company to purchase shares of
                                           Common Stock of the Company (Option
                                           Shares), as well as any previously
                                           unvested shares of Restricted Stock
                                           granted to you, shall irrevocably
                                           vest upon any such termination and
                                           the stock options for such Option
                                           Shares shall become thereafter
                                           uncancellable by the Company;

                                    (iv)   In the event that you become entitled
                                           to the Severance Payments, if any of
                                           the Severance Payments or other
                                           portion of the Total Payments (as
                                           defined below) will be subject to the
                                           tax (the "Excise Tax") imposed by
                                           Section 4999 of the Internal Revenue
                                           Code of 1986, as amended (the
                                           "Code"), the Company shall pay to you
                                           at the time specified below, an
                                           additional amount (the "Gross-Up
                                           Payment") such that the net amount
                                           retained by you, after deduction of
                                           (1) any Excise Tax on the Severance
                                           Payments and such other Total
                                           Payments, and (2) any federal, state
                                           and local income tax, FICA-Health
                                           Insurance tax, and Excise Tax upon
                                           the payment provided for by this
                                           paragraph, shall be equal to the
                                           Severance Payments and such other
                                           total Payments. For purposes of
                                           determining whether any of the
                                           payments will be subject to the
                                           Excise Tax and the amount of such
                                           Excise Tax, (1) any other payments or
                                           benefits received or to be received
                                           by you in connection with a Change in
                                           Control of the Company or your


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Mr. Harry B. Watkins
May 20, 1997
Page 9

                                            termination of employment whether
                                            pursuant to the terms of this Letter
                                            Agreement or any other plan,
                                            arrangement or agreement with the
                                            Company, any person whose actions
                                            result in a Change of Control of the
                                            Company or any person affiliated
                                            with the Company or such person
                                            (together with the Severance
                                            Payment, the "Total Payments") shall
                                            be treated as "parachute payments"
                                            within the meaning of Section
                                            280G(b)(2) of the Code, and all
                                            "excess parachute payments" within
                                            the meaning of Section 280G(b)(1)
                                            shall be treated as subject to the
                                            Excise Tax, except to the extent
                                            that in the opinion of tax counsel
                                            selected by the Company's
                                            independent auditors and acceptable
                                            by you such other payments or
                                            benefits (in whole or in part) do
                                            not constitute parachute payments,
                                            or such excess parachute payments
                                            (in whole or in part) represent
                                            reasonable compensation for services
                                            actually rendered within the meaning
                                            of Section 280G(b)(4) of the Code in
                                            excess of the base amount within the
                                            meaning of Section 280G(b)(3) of the
                                            Code, or are otherwise not subject
                                            to the Excise Tax, (2) the amount of
                                            the Total Payments which shall be
                                            treated as subject to the Excise Tax
                                            shall be equal to the lesser of (A)
                                            the total amount of the Total
                                            Payments or (B) the amount of excess
                                            parachute payments within the
                                            meaning of Section 280G(b)(1) (after
                                            applying clause (1), above), and (3)
                                            the value of any non-cash benefits
                                            or any deferred payment or benefit
                                            shall be determined by the Company's
                                            independent auditors in accordance
                                            with the principles of Sections
                                            280G(d)(3) and (4) of the Code. For
                                            purposes of determining the amount
                                            of the Gross-Up Payment, you shall
                                            be deemed to pay federal income
                                            taxes at the highest marginal rate
                                            of federal income taxation in the
                                            calendar year in which the Gross-Up
                                            Payment is to be made and state and
                                            local income taxes at the highest
                                            marginal rate of taxation in the
                                            state and locality of your residence
                                            on the date of termination, net


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Mr. Harry B. Watkins
May 20, 1997
Page 10

                                            of the maximum reduction in federal
                                            income taxes which could be obtained
                                            from deduction of such state and
                                            local taxes. In the event that the
                                            Excise Tax is subsequently
                                            determined to be less than the
                                            amount taken into account hereunder
                                            at the time of termination of your
                                            employment, you shall repay to the
                                            Company at the time that the amount
                                            of such reduction in Excise Tax is
                                            finally determined the portion of
                                            the Gross-Up Payment attributable to
                                            such reduction (plus the portion of
                                            the Gross-Up Payment attributable to
                                            the Excise Tax and federal and state
                                            and local income tax imposed on the
                                            Gross-Up Payment being repaid by you
                                            if such repayment results in a
                                            reduction in Excise Tax and/or a
                                            federal and state and local income
                                            tax deduction) plus interest on the
                                            amount of such repayment at the rate
                                            provided in Section 1274(b)(2)(B) of
                                            the Code. In the event that the
                                            Excise Tax is determined to exceed
                                            the amount taken into account
                                            hereunder at the time of the
                                            termination of your employment
                                            (including by reason of any payment
                                            the existence or amount of which
                                            cannot be determined at the time of
                                            the Gross-Up Payment), the Company
                                            shall make an additional Gross-Up
                                            Payment in respect of such excess
                                            (plus any interest payable with
                                            respect to such excess) at the time
                                            that the amount of such excess is
                                            finally determined.

                                            The payments provided for in the
                                            paragraph above shall be made not
                                            later than the fifth day following
                                            the date of termination; provided,
                                            however, that if the amounts of such
                                            payments cannot be finally
                                            determined on or before such day,
                                            the Company shall pay to you on such
                                            day an estimate as determined in
                                            good faith by the Company of the
                                            minimum amount of such payments and
                                            shall pay the remainder of such
                                            payments (together with interest at
                                            the rate provided in Section
                                            1274(b)(2)(B) of the Code) as soon
                                            as the amount thereof can be
                                            determined but in no event later
                                            than the thirtieth day


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Mr. Harry B. Watkins
May 20, 1997
Page 11

                                           after the date of termination. In
                                           the event that the amount of the
                                           estimated payments exceeds the
                                           amount subsequently determined to
                                           have been due, such excess shall
                                           constitute a loan by the Company to
                                           you payable on the fifth day after
                                           demand by the Company (together with
                                           interest at the rate provided in
                                           Section 1274(b)(2)(B) of the Code);

                                    (v)    The Company shall also pay to you all
                                           legal fees and expenses incurred by
                                           you as a result of such termination
                                           of employment (including all such
                                           fees and expenses, if any, incurred
                                           in contesting or disputing any such
                                           termination or in seeking to obtain
                                           or enforce any right or benefit
                                           provided by this Letter Agreement or
                                           in connection with any tax audit or
                                           proceeding to the extent attributable
                                           to the application of Section 4999 of
                                           the Code to any payment or benefit
                                           provided hereunder); and

                                    (vi)   For a twenty-four (24) month period
                                           after date of termination, the
                                           Company will arrange to provide you
                                           at the Company's expense with life,
                                           disability, accident and health
                                           insurance benefits substantially
                                           similar to those which you were
                                           receiving immediately prior to the
                                           Notice of Termination; but benefits
                                           otherwise receivable by you pursuant
                                           to this paragraph shall be reduced to
                                           the extent comparable benefits are
                                           actually received by you during the
                                           twenty-four (24) month period
                                           following your termination, and any
                                           such benefits actually received by
                                           you shall be reported to the Company.

                  (h) You shall not be required to mitigate the amount of any Severance Payments provided for in this Paragraph 7 by seeking other employment or otherwise, nor, except as provided in Paragraph
                           (vi) above, shall the amount of any payment or benefit provided for in this Paragraph 7 be reduced by any compensation or benefit earned by you as the result of employment by another employer after the date of termination, or otherwise.


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Mr. Harry B. Watkins
May 20, 1997
Page 12

                  (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Letter Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Letter Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason.

         8. This Letter Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Letter Agreement, to your devisee, legatee or other designee or, if there is not such designee, to your estate.

         9. As additional consideration for the compensation and benefits provided to you pursuant to this Letter Agreement, you agree that you will not, for a period of twenty-four (24) months after the end of the Employment Period, or the termination of your employment with the Company (whichever first occurs), directly or indirectly, compete with, engage in the same business as, be employed by, act a consultant to, or be a director, officer, employee, owner or partner, or otherwise participate in or assist (including, without limitation, by soliciting customers for, or individuals to provide services to), any business or organization which competes with the Company; provided, that this restriction shall not apply if you terminate your employment with the Company for Good Reason after a Change in Control of the Company.
                  For purposes of this Paragraph 9, you will not be deemed to have breached your commitment merely because you own, directly or indirectly, not more than one percent (1%) of the outstanding common stock of such a corporation if, at the time you acquire such stock, such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of either a


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Mr. Harry B. Watkins
May 20, 1997
Page 13

                  national securities exchange or the National Association of Securities Dealers, Inc. In order to protect the interest of the Company, you will also maintain in strict confidence and not disclose to any other person or entity any information received from any source in the Company or developed by you in the course of performing your duties for the Company. This obligation shall not extend to: (a) anything you can establish as known to you from a source outside the Company, (b) anything which has been published or becomes published hereafter other than by you, or (c) anything which you receive from a non-Company source without restriction on its disclosure. Should you breach or threaten to breach the commitments in this Paragraph 9, and in recognition of the fact that the Company would not under such circumstances be adequately compensated by money damages, the Company shall be entitled, in addition to any other rights and remedies available to it, to an injunction restraining you from such breach. Further, you acknowledge and agree that the provisions of this Paragraph 9 are necessary, reasonable, and proportionate to protect the Company during such non-competition period.

         10. The validity, interpretation, construction and performance of this Letter Agreement shall be governed by the laws of the State of Ohio.

If the provisions of this Letter Agreement are acceptable to you, please sign one original copy of this Letter Agreement and return it to me. You may retain the second signed original for your files.

Very truly yours,

RMI TITANIUM COMPANY


By:
    --------------------------
    TIMOTHY G. RUPERT
    Executive Vice President &
    Chief Financial Officer


CONFIRMED:


----------------------------                     DATE:
HARRY B. WATKINS                                       -----------------------
Vice President -
Technical Marketing & Tubular Group